ADVISORONE FUNDS

INVESTMENT ADVISORY AGREEMENT

APPENDIX A

FUNDS OF THE TRUST

as of September 25, 2009

NAME OF FUND

ANNUAL ADVISORY FEE AS A % OF                AVERAGE NET ASSETS OF THE FUND

Amerigo Fund

1.00%

Clermont Fund

1.00%

Select Allocation Fund*

1.00%

Descartes Fund

1.00%

Liahona Fund

1.00%

Reservoir Fund

0.50%

Select Appreciation Fund

1.00%

Enhanced Income Fund

0.90%

Flexible Income Fund

0.65%

Principal Guard Fund

1.00%

* Formerly known as Berolina Fund

The parties hereto agree to the terms of this Appendix A effective as of the 25th day of September 2009.

ADVISORONE FUNDS

CLS INVESTMENTS, LLC

By:__/s/ W. Patrick Clarke________                        By:_/s/ Todd Clarke_____________

W. Patrick Clarke, President

Todd Clarke, President